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                        PROMISSORY NOTE
                           EXTENSION

$387,800.00                                     January 1, 1995


For value received Pacific Coast Technologies, Inc. agrees to pay
James C. Kyle and Carol A. Kyle the sum of $387,800.00 under the following terms and conditions.

     1. It is understood that this amount ($387,800.00) is the balance of a negotiated sum of $560,000 due the Kyles from the original purchase of the Company (Kyle
          Technology Corporation) by Mr. Wright in 1990.

     2. All rights of the Kyles and all collateral associated with the original note issued for the purchase of Kyle
          Technology Corporation in 1990 remain unchanged and are an integral part of this note.

     3. In addition to the original collateral as referenced above, the patents purchased May 28, 1994 as well as Pacific Coast Technologies, Inc.'s receivables and inventory shall serve as collateral for the loan subject to subordination to the Company's senior lender or institution, provided that the monthly payments of principal and interest will not be subject to any subordination.

     4.   The note balance of $387,800.00 shall bear interest at
          10.25 percent (nominal annual rate) payable in equal monthly payments of principal and interest in the amount of $8,287.39 for thirty-six (36) months beginning February 1, 1995. The final payment of principal and interest of $180,676.63 will be payable on February 1, 1998.


                              Pacific Coast Technologies, INc.



By: /s/ JAMES C. KYLE         By:  /s/ DON A. WRIGHT
   -------------------------     ------------------------------
     James C. Kyle                 Donald A. Wright, President



By: /s/ CAROL A. KYLE
   -------------------------
     Carol A. Kyle